Exhibit 99.2

Covidien Announces Pricing of $750 Million Senior Notes Offering

DUBLIN - May 13, 2013 - Covidien plc (NYSE: COV) today announced that its wholly-owned subsidiary, Covidien International Finance S.A. (CIFSA), priced an underwritten offering of $750 million aggregate principal amount of 2.950% senior notes due 2023. The offering is expected to close on May 16, 2013.

These notes are fully and unconditionally guaranteed on a senior unsecured basis by Covidien plc and its subsidiary, Covidien Ltd.

CIFSA intends to use the net proceeds of this offering to fund the repayment at maturity of all of its outstanding 1.875% senior notes due June 2013 and for general corporate purposes.

Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as joint book-running managers for the offering. CIFSA, Covidien plc and Covidien Ltd. have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before investing, individuals should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents that have been filed with the SEC for more complete information about CIFSA, Covidien plc and Covidien Ltd. and the offering. These documents can be obtained for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the prospectus relating to the offering may be obtained by calling Barclays Capital Inc. toll free at 1-888-603-5847, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-800-294-1322 or Morgan Stanley & Co. LLC toll free at 1-866-718-1649.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

FORWARD-LOOKING STATEMENTS
Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management's current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Covidien actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations and the Foreign Corrupt Practices Act, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates and environmental remediation costs. These and other factors are identified and described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 28, 2012, and in subsequent filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Contacts
Jacqueline Strayer	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
jacqueline.strayer@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Todd Carpenter
Vice President	Senior Director
Public Relations	Investor Relations
508-452-4372	508-452-4363
bruce.farmer@covidien.com	todd.carpenter@covidien.com